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                                                                   EXHIBIT 10.10

                  DISTRIBUTION AND REVENUE SHARING AGREEMENT


     THIS AGREEMENT is made as of this 30th day of June, 1999 (the "Effective Date")

BETWEEN: TRELLIX CORPORATION, a corporation organized under the laws of Delaware, having its principal place of business at 51 Sawyer Road, 5th Floor Waltham, MA 02453 ("TRELLIX")

AND: VIA NET.WORKS, INC., a company incorporated under the laws of Delaware having its principal place of business at 12100 Sunset Hills Road, Suite 110, Reston, VA 20190, on behalf of itself and its wholly-owned or controlled subsidiaries identified on the attached Schedule 1, which may be supplemented and amended from time to time by agreement of the parties (collectively, "VIA NET.WORKS").

WHEREAS TRELLIX has developed the Software (as defined below), and is engaged in the business of distributing and marketing the Software;

WHEREAS VIA NET.WORKS possesses sufficient technical and commercial expertise to market and distribute effectively the Software and offer first-line support services to End-Users and Authorized Dealers (as defined below) in accordance with the provisions contained herein; and

WHEREAS TRELLIX wishes VIA NET.WORKS to actively and effectively promote the licensing of the Software in the Territories (as defined below);

WHEREAS VIA NET.WORKS engages in commercial web hosting, whereby users post web site content to a storage device and such site content becomes posted and accessible to the World Wide Web thereby;

WHEREAS VIA NET.WORKS and TRELLIX desire to share revenue generated by VIA NET.WORKS through the acquisition of End-Users who have created web sites using the Software and a predesignated VIA NET.WORKS one-step publish feature of the Software;

NOW THEREFORE, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Authorized Dealer(s)" shall mean those dealers and remarketers authorized by VIA NET.WORKS and TRELLIX to distribute the Software solely to End-Users pursuant to a Dealer License Agreement.

     1.2   "Confidential Information" shall have the meaning set forth in
           Section 10.1 hereof.

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     1.3   "Dealer License Agreement" shall mean a written agreement made between VIA NET.WORKS and an Authorized Dealer that authorizes an Authorized Dealer to distribute Software to End-Users pursuant to
           Section 2.3 hereof.

     1.5 "Software" shall mean computer software programs, in object code format, proprietary to TRELLIX or its licensors, identified in Appendix "A", including Documentation, and any Updates, Maintenance Patches and Improvements thereto.

     1.6 "Documentation" shall mean all instructional or supplementary materials related to Software and provided by TRELLIX to VIA NET.WORKS for use in connection with Software or included as `online' help from within the Software.

     1.7 "End-User" shall mean a single licensee that obtains a right to use the Software pursuant to the terms and conditions of an End-User License Agreement, and not for redistribution, remarketing, or third party service use.

     1.8 "End-User License Agreements" shall mean the end-user software license agreements entered into between TRELLIX and End-Users in substantially the forms attached hereto as Appendix "D", as such forms may be amended by TRELLIX from time to time.

     1.9 "First Tier Support" shall mean support services provided by VIA NET.WORKS and Authorized Dealers to End-Users pursuant to a Support Contract. In no event shall TRELLIX have any obligation to provide First Tier Support.

     1.10 "Hosting Fee" shall mean both the setup fee and the monthly hosting fee actually received by VIA NET.WORKS from End-Users for Web Hosting.

     1.11 "Web Hosting" shall mean the hosting by VIA NET.WORKS on its or an End User's storage device of an End-User Web Site created by the Software and referred thereby by VIA NET.WORKS One Step Publish and which web site continues to utilize the Software while resident on such storage device, as determined by the Hosting Bounty Reporting method of Schedule 1.

     1.12 "VIA NET.WORKS One Step Publish" shall mean that feature of the Software whereby the End-User posts the End Users Software-created web site directly to a web hosting storage device for the Hosting Fee.

     1.13 "Revision" shall mean any correction, bug fix, modification, improvement, enhancement, update, upgrade, new version, or new release of the Software provided by TRELLIX at it sole discretion.

     1.14 "Second Tier Support" shall mean assistance provided by (i) TRELLIX to VIA NET.WORKS or (ii) VIA NET.WORKS to an Authorized Dealer in

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           connection with VIA NET.WORKS or an Authorized Dealer's provision of
           First Tier Support to End-Users.

     1.15 "Statement of Work" shall mean the Statement of Work, if any, to be delivered upon the determination by either party hereto that there shall be necessary any modifications to the Software or any special marketing or packaging requirements on the part of either party hereto in order to fully perform this Agreement.

     1.16 "Support Contract" shall mean an agreement between VIA NET.WORKS or Authorized Dealer, as the case may be, and an End-User for First Tier Support that conforms to TRELLIX's support policies and standards as set forth in the attached Appendix "C", which agreement may be incorporated as a part of the web-hosting services subscription agreement between VIA NET.WORKS and the End-User, set out in a stand-alone agreement between VIA NET.WORKS and the End-User, or form a part of the End-User support policies generally adhered to by VIA NET.WORKS and offered to End-Users as posted on the VIA NET.WORKS web sites.

     1.17 "Territories" shall mean the countries listed in the attached Appendix "A".

     1.18  "Third Person Assertion" shall have the meaning set forth in Section
           11.2 hereof.

     1.19 "Third Party Hardware" shall mean third party hardware upon which the Software will be used and stored, as well as other hardware peripherals manufactured by third party suppliers, which may be used in connection with the Software.

2.   LICENSE GRANTS

     2.1 Subject to the terms and conditions of this Agreement, TRELLIX hereby grants VIA NET.WORKS a nonexclusive, nontransferable right and license to distribute the Software (in the form delivered to VIA NET.WORKS, without modifications) to End-Users in the Territories pursuant to the End-User License Agreement applicable to such Software as specified in Appendix "B" attached hereto, including distribution through web site downloads and `bundling' on media with other software content.

     2.2 Subject to the terms and conditions of this Agreement, TRELLIX hereby grants VIA NET.WORKS a nonexclusive, nontransferable right and license to use the Software product in the Territories to fulfill its support obligations set forth in Section 8 hereof, and for demonstrations connected with the promotion and marketing of Software pursuant to Section 2.5 hereof.

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     2.3   Subject to the terms and conditions of this Agreement, TRELLIX hereby grants VIA NET.WORKS a nonexclusive, nontransferable right and license to make a reasonable number of copies of the Software as are necessary for VIA NET.WORKS to exercise its rights under Sections 2.1 and 2.2 hereof. The right to copy shall not be sublicensed by VIA NET.WORKS.

     2.4 VIA NET.WORKS may sublicense the rights granted to it pursuant to Sections 2.1, 2.2, and 2.3 hereof to Authorized Dealers who have been previously identified to TRELLIX by VIA NET.WORKS, provided that each such sublicense is made pursuant to a Dealer License Agreement, which shall be subject to the consent and approval of TRELLIX (which shall not be unreasonably withheld,) and which shall contain terms no less favorable to TRELLIX as this Agreement (including, but not limited to, the End User License Agreement of TRELLIX). VIA NET.WORKS shall promptly provide TRELLIX with a copy of each Dealer License Agreement proposed to be entered into between VIA NET.WORKS and an Authorized Dealer.

     2.5 The licenses granted to VIA NET.WORKS pursuant to this Section 2 shall include rights under any applicable patents, copyrights, and trade secrets owned by TRELLIX, but only to the extent necessary to give effect to such limited licenses. Except as specifically provided for in this Agreement, VIA NET.WORKS shall not sublicense or permit the sublicense of any of the rights granted to VIA NET.WORKS hereunder. Without limiting the generality of the foregoing, in no event may an Authorized Dealer distribute Software to any third party other than an End-User as provided for in Section 2.1 hereof.

     2.6 TRELLIX grants the rights set forth in this Section 2 to VIA NET.WORKS on the express condition that VIA NET.WORKS undertakes to use its commercially reasonable, consistent with good business practice, to market and distribute the Software in the Territory.

     2.7 VIA NET.WORKS understands and agrees that the operation of the Software may require operating system software owned by third parties, and that in certain instances it may be necessary for the VIA NET.WORKS, Authorized Dealer, or End-User to enter into license agreements with third parties with regard to such operating system software in order to make use of the Software. Software of any third party suppliers shall remain the property of their respective owners.

     2.8 Whenever the term "sale" or "purchase" of the Software is referred to in this Agreement, such reference shall be deemed to include the purchase of an applicable license with respect to the Software, and not be deemed to include the actual sale of the intellectual property rights underlying the Software.

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     2.9   VIA NET.WORKS agrees that in the event of any breach of this Section
           2, TRELLIX shall have no adequate remedy at law and therefore shall be entitled to seek injunctive and/or other equitable relief, in addition to any other remedies afforded by law.

3.   RELATIONSHIP OF THE PARTIES

     3.1 The relationship of TRELLIX and VIA NET.WORKS is that of independent contractors, and it is expressly agreed that nothing contained herein shall be construed to constitute the parties as a company , joint ventures, co-owners, or participants in a joint or common undertaking, or otherwise to create a relationship of principal and agent, it being intended that each shall remain independent contractors responsible for their own actions. Neither party shall have the right to enter into contracts or pledge the credit of or incur expenses or liabilities on behalf of the other party.

     3.2 VIA NET.WORKS is not authorized to make any warranties or representations with respect to the specifications, features, or capabilities of the Software which are inconsistent with the published literature distributed by TRELLIX and the terms and conditions of this Agreement. In addition, VIA NET.WORKS is not authorized to create any obligations or representations of responsibility, express or implied, on behalf of TRELLIX or its subsidiaries and affiliates.

     3.3 TRELLIX is not authorized to make any warranties or representations with respect to the specifications, features, or capabilities of the Web Hosting which are inconsistent with the published literature distributed by VIA NET.WORKS and the terms and conditions of this Agreement. In addition, TRELLIX is not authorized to create any obligations or representations of responsibility, express or implied, on behalf of VIA NET.WORKS or its subsidiaries and affiliates.

     3.4 Except as specifically provided for in this Agreement, VIA NET.WORKS agrees that the rights and obligations granted herein do not extend to its subsidiaries and affiliates, or any other third party.

     3.5 VIA NET.WORKS shall in all marketing and promotion materials relating to the Software clearly indicate that it is acting as an authorized distributor of TRELLIX and shall not indicate that it is an author or developer of the Software.

4.   OBLIGATIONS OF VIA NET.WORKS

     4.1   Except as set forth on Schedule I, VIA NET.WORKS shall assume all of
                                  ----------
           its own costs associated with the marketing and distribution of the Software.

     4.2 VIA NET.WORKS agrees to use commercially reasonable efforts to include the Software and reference to the Software capabilities in its

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           efforts to market web-hosting services and to distribute the Software in the Territories in accordance with the terms and conditions of this Agreement.

     4.3 VIA NET.WORKS shall not loan or lease the Software, except as authorized in writing by TRELLIX. In addition, VIA NET.WORKS agrees that it shall not make or have made any copies of the Software or portions thereof, except as expressly provided for herein.

     4.4 VIA NET.WORKS and its affiliates agrees that it shall not disassemble, decompile, or reverse engineer any portion of the Software, or permit any third party to do so, except as permitted by applicable law and then solely to the extent that TRELLIX is not permitted by such applicable law to exclude or limit such rights. TRELLIX may provide to VIA NET.WORKS, upon written request, technical information, including but not limited to Software interfaces and API's, that is required to install or operate and maintain third party software products which are functionally interconnectable with the Software.

     4.5 VIA NET.WORKS shall use the Software solely for the purposes set forth in this Agreement, and shall allow access to the Software by its employees and affiliates solely on a need to know basis. VIA NET.WORKS agrees to notify TRELLIX promptly after it becomes aware of any unauthorized access, disclosure, distribution, possession, alteration, transfer, reproduction or other unauthorized use of the Software or any portion thereof.

     4.6 VIA NET.WORKS shall promptly inform TRELLIX of any use of TRELLIX's trade names, trademarks or brand identification in violation of this Agreement or violation of TRELLIX's intellectual property rights of which VIA NET.WORKS becomes aware, and agrees to safeguard the intellectual property rights and interests of TRELLIX at least to the same extent it safeguards its own intellectual property rights and interests.

     4.7 VIA NET.WORKS shall be entitled to license the Software to its Authorized Dealers and End-Users at such prices as it may determine and, at the request of TRELLIX, agrees to provide TRELLIX with its up-to-date price list for the Software.

     4.8 VIA NET.WORKS shall not use in relation to the Software any advertising, promotional and selling materials except as approved in writing by TRELLIX, which such approval shall be deemed to have been given if no objection in writing has been received by VIA NET.WORKS within 5 business days of TRELLIX receipt of such information, and, at the request of TRELLIX, agrees to provide TRELLIX with copies of any such sales aids, including but not limited to catalogues, sales brochures and sales manuals used in relation to the marketing and distribution of the Software. Without limiting the generality of the foregoing, in no event shall VIA NET.WORKS use or permit the use of any trademarks or

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           tradenames of TRELLIX without the prior written consent of TRELLIX.
           Any such use shall be subject to TRELLIX's trademark and tradename VIA NET.WORKS guidelines, as such guidelines may be amended by TRELLIX from time to time.

     4.10 VIA NET.WORKS shall cause those subsidiaries of VIA NET.WORKS listed in Schedule I attached hereto to display on their world wide web site a hyperlink (in form mutually acceptable to the parties hereto) to be utilized for Software download or referring web users directly to the web site of the TRELLIX. Such web link shall contain TRELLIX's tradename and trademark and shall be displayed on such web site's homepage.

     4.11 VIA NET.WORKS and its affiliates shall display or cause to be displayed prominently TRELLIX's trademark and tradename as it appears on Schedule I in all advertising and marketing VIA NET.WORKS or its
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           affiliates undertakes to promote and co-market the Software.

     4.12 VIA NET.WORKS shall, to the extent permitted under VIA's policies relating to the protection of user privacy and relevant laws, including, but not limited to, the EU Directive on Data Protection and the Electronic Communication Privacy Act, provide to TRELLIX (a) the information relating to VIA NET.WORKS Web-Hosting End-Users contained in the Schedule I, Section 1.1 and (b) such other information relating to VIA NET.WORKS Web-Hosting End-Users as the parties may from agree, including but not limited to name and e-mail address; provided that no such information may be provided except with respect to VIA NET.WORKS Web-Hosting End-Users who have agreed that such information may be released by the VIA NET.WORKS subsidiary to VIA NET.WORKS (U.S.) and to TRELLIX. TRELLIX agrees that all information provided by VIA NET.WORKS or its subsidiaries pursuant to this Section 4.12 shall be considered "Confidential Information" of VIA NET.WORKS under Section 10 below. Under no circumstances shall TRELLIX disclose any such information to any third party, nor shall TRELLIX use any such information for any purpose other than to verify and validate the billing information provided by VIA NET.WORKS to TRELLIX, or such other purposes and under such conditions as may have been expressly approved by the VIA NET.WORKS Web-Hosting End-Users in granting consent to the use of the information. The parties contemplate that VIA NET.WORKS will obtain approval from each End-User for the information described in (a) above in the course of the End-User's agreement to abide by the terms and conditions of service provided by VIA NET.WORKS. Consent to use any additional information such as that described in (b) above shall be obtained by specific "check the box" approval by the End-User obtained during the process of registering as a Web-Hosting End-User of VIA NET.WORKS.

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5.   OBLIGATIONS OF TRELLIX

     5.1 Within ten (10) days from the Effective Date of this Agreement, TRELLIX shall provide VIA NET.WORKS with (10) copies of technical literature in the language prevailing in each of the VIA NET.WORKS subsidiaries listed from time to time in Schedule I, to support VIA NET.WORKS in marketing the Software hereunder. A reasonable number of additional copies of TRELLIX marketing materials shall be provided at no charge to VIA NET.WORKS by TRELLIX.

     5.2   During the term of this Agreement, TRELLIX will:

     (i) provide such assistance, including supplying maintenance patches or code corrections, as necessary, to cause the Software to perform in accordance with the applicable specifications for the most current version of the Software ("Maintenance Patches") as set forth in the Documentation provided to VIA NET.WORKS and as updated by TRELLIX from time to time;

     (ii) provide such improvements, enhancements, extensions, upgrades and other changes to the Software which TRELLIX generally provides to other licensees of the product ("Improvements");

     (iii) supply, when necessary and as long as technically feasible, updated software required to cause the Software to operate under new versions or releases of the operating system or other system software on which the Software operates ("Updates") so long as such Updates are made generally available to TRELLIX's other customers; and

     (iv) provide telephone support to VIA NET.WORKS in order to assist VIA NET.WORKS to locate and correct functional or operational problems with the Software.

     (v) To the extent that TRELLIX, in its discretion, plans on issuing an Update or Improvement which relates to the one-step publish feature of the Software, TRELLIX shall provide VIA NET.WORKS with product enhancement information together with a schedule of planned availability dates, 7 days prior to the planned release of such Update or Improvement to the Public; provided, however, that TRELLIX may release to the public and to other partners any Maintenance Patches at the same time such Maintenance Patches are released to VIA NET.WORKS.

     5.3 TRELLIX shall not by virtue of this Agreement be restricted or otherwise precluded from making sales to End-Users, either directly or through other resellers, distributors, OEMs and the like representing TRELLIX.

     5.4 At VIA NET.WORKS request and if required, TRELLIX may assist VIA NET.WORKS in its sales activities. Any and all out-of-pocket and travel

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           expenses incurred by TRELLIX for such assistance shall be borne by
           VIA NET.WORKS.

     5.5 TRELLIX shall make reasonable modifications to the Software as may be required for the Software to effectively achieve the VIA NET.WORKS One Step Publish, such as extensions and the like.

     5.6 TRELLIX shall cause to be displayed prominently on TRELLIX's world wide web site a `hot link' (in form mutually acceptable to the parties hereto) referring web users directly to the web site of the VIA NET.WORKS.

     5.7 TRELLIX will use its reasonable efforts to make functional enhancements reasonably requested by VIA NET.WORKS and which the parties hereto agree would be enhance the Software in a beneficial, efficient and inexpensive manner

     5.8 TRELLIX agrees that it shall inform all prospective Original Equipment Manufacturers ("OEMs") who sell, distribute or market Third party Hardware in the Territories or in any other countries other than the U.S. that VIA NET.WORKS has operations and with respect to which TRELLIX determines to initiate marketing and distribution of the Software, of the web hosting services of VIA NET.WORKS and this agreement between the parties hereto (but only to the extent necessary to provide such OEM with information regarding VIA NET.WORKS One Step Publish and other beneficial features of the Software, if any, resulting from this Agreement). VIA NET.WORKS will be identified as a premier personal web hosting companies and, subject to the completion of an agreement between TRELLIX and such OEM, will be given the opportunity to be a preferred `one-step publishing' web hosting company for any bundled copies of the Software or other web building product of TRELLIX to be bundled with such OEMs product.

           TRELLIX shall provide this information and such opportunity to such OEM in the same manner as TRELLIX provides identical information to such OEM for any other web hosting company of TRELLIX. It is understood that TRELLIX is under no obligation to require such OEM to agree to VIA NET.WORKS or any other web hosting company of TRELLIX. It is further understood that TRELLIX shall have multiple web hosting company and that the decision by an OEM to agree to one or another of such company as the preferred `one-button' publishing' web hosting company may be based on factors solely within the discretion of such OEM and TRELLIX as they may mutually agree upon.

           TRELLIX shall not make to any OEM any warranties or representations with respect to VIA NET.WORKS or the specifications, features, or capabilities of the VIA NET.WORKS web hosting. TRELLIX shall, at VIA NET.WORKS request, deliver to any OEM on whose machines the

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           Software will be bundled, the end user terms of service which contains VIA NET.WORKS disclaimer of warranty and shall request that any such OEM acknowledge such end user terms of service.

6.   TRADE SHOWS; MARKETING EFFORTS

     6.1 TRELLIX and VIA NET.WORKS agree to consult each other regarding the desirability of joint participation in trade shows and demonstration seminars.

     6.2 VIA NET.WORKS and TRELLIX shall each be responsible for their own out-of-pocket and travel expenses associated with such participation.

     6.3 TRELLIX may provide a demonstration artist or technician to assist at trade shows and demonstration seminars.

     6.4 TRELLIX and VIA NET.WORKS agree to use commercially reasonable efforts to engage in marketing efforts for the Software, which may include web site coordination and other Internet efforts.

     6.5 Upon signing of this Agreement, or at a time mutually agreed upon by the parties hereto, TRELLIX and VIA NET.WORKS shall cooperate on the drafting and issuance of a mutual press release relating to this Agreement, such press release to be in form and substance mutually acceptable to the parties hereto.

7.   SUPPORT SERVICES

     7.1   TRAINING

           7.1.1 TRELLIX shall provide technical training for up to (6) technical personnel of VIA NET.WORKS to help enable VIA NET.WORKS to provide First Tier Support to End-Users and Second Tier Support to Authorized Dealers. Such training shall consist of not more than (2) days duration, shall be conducted for no charge at the executive offices of TRELLIX, and shall be held in accordance with a mutually agreed upon schedule. VIA NET.WORKS shall be required to complete such training within thirty (30) days after the receipt by VIA NET.WORKS of the Software (provided that such period shall not run during any time the Software requires any Maintenance Patches or Updates). Training shall be provided at any other reasonable location requested by VIA NET.WORKS for two days at a cost payable to TRELLIX of $1,000 plus TRELLIX's reasonable out-of-pocket and travel expenses associated therewith.

           7.1.2 Any additional training requested by VIA NET.WORKS shall be provided by TRELLIX at TRELLIX's sole discretion, and at TRELLIX'S then prevailing charges, in accordance with a

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               schedule mutually agreed to between TRELLIX and VIA NET.WORKS.

        7.1.3 VIA NET.WORKS shall in its sole discretion train each Authorized Dealer on the use of the Software so that such Authorized Dealer is enabled to provide First Tier Support to End-Users.

   7.2  FIRST TIER SUPPORT

        7.2.1 VIA NET.WORKS and/or its Authorized Dealers shall be responsible for providing First Tier Support to End-Users with respect to Software distributed pursuant to this Agreement or a Dealer License Agreement. Any intentional failure to provide such support shall be deemed to be a material breach of this Agreement. In no event shall TRELLIX have responsibility to provide First Tier Support.

        7.2.2 VIA NET.WORKS shall take reasonable steps to insure that End-Users are aware that any End-User support for Software distributed pursuant to this Agreement or a Dealer License Agreement shall be provided by either VIA NET.WORKS or an Authorized Dealer.

   7.3  SECOND TIER SUPPORT

        7.3.1 TRELLIX shall provide Second Tier Support (which shall not include TRELLIX support as described under Section 5.2 above) to VIA NET.WORKS during the term of this Agreement, provided, however, that TRELLIX's provision of Second Tier Support shall be limited to reasonable telephone, E-mail, and/or facsimile communication with VIA NET.WORKS during weekdays and TRELLIX's normal business hours and during the normal business hours of those subsidiaries of VIA NET.WORKS offering Web Hosting. If such efforts are inadequate due to no fault of VIA NET.WORKS, TRELLIX will then communicate directly with End-Users.

        7.3.2 VIA NET.WORKS shall be responsible for any Second Tier Support of Authorized Dealers, provided, however, that between the Effective Date of this Agreement and the earlier of: (i) the date that VIA NET.WORKS completes its training pursuant to
               Section 7.1.1 hereof, or (ii) thirty (30) days after the Effective Date, TRELLIX shall have the right, but no obligation, to provide Second Tier Support to Authorized Dealers. To the extent TRELLIX provides such Second Tier Support, it shall be limited to reasonable telephone, E-mail, and/or facsimile communication with an Authorized Dealer during weekdays and TRELLIX's normal business hours.

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   7.4    Any support services other than as provided for in Sections 7.2 and
          7.3 hereof may be provided at TRELLIX's sole discretion, and at TRELLIX's then prevailing charges, in accordance with a schedule mutually agreed to between TRELLIX and VIA NET.WORKS.

   7.5 Any and all reasonable out-of-pocket expenses related to travel and incurred by TRELLIX for the purpose of providing training or support pursuant to this Section 7 shall be borne by VIA NET.WORKS.


8. PRICES, PAYMENT & AUDIT

   8.1 For each copy of the Software VIA NET.WORKS or its subsidiaries distributes, VIA NET.WORKS shall pay TRELLIX the royalty fee (the "Product Royalty"), if any, as provided on Schedule I. VIA NET.WORKS
                                                      ----------
          shall pay to TRELLIX the "TRELLIX Hosting Bounty" set forth on
          Schedule I.  VIA NET.WORKS shall pay to TRELLIX within 30 days from
          ----------
          the date hereof the participation fee (the "Participation Fee") set forth on Schedule I.
                   ----------

   8.4 All prices for the Software distributed by VIA NET.WORKS hereunder exclude sales, use, and VAT taxes, as well as other taxes, duties, or charges which may be imposed upon VIA NET.WORKS by any governmental agency.

   8.5 For so long as VIA NET.WORKS shall be contractually obligated to make payments pursuant to Section 8 hereof and for a period of six months thereafter, VIA NET.WORKS and its subsidiaries shall keep at their respective principal place of business adequate records for the accurate determination of all payments due pursuant to this Agreement. All the records books and server devices on which End-Users have posted web sites of VIA NET.WORKS or its affiliates necessary for the determination of such payments (subject to applicable privacy laws) shall be made available during normal business hours upon no less than three (3) business days notice during the term hereof and for a period of six months thereafter for examination, inspection, and audit by TRELLIX or duly authorized independent chartered accountants designated by TRELLIX. No more frequently than once each 12 months during the term of this Agreement and any extensions thereof, TRELLIX and its chartered accountants shall be entitled to examine, inspect, and audit the records and books of VIA NET.WORKS or its subsidiaries which relate to the use by End-Users of the Software and server devices on which End-Users have posted web sites to investigate all business transactions that relate to the required payments hereunder. VIA NET.WORKS hereby agrees to conduct its business (as it relates to VIA NET.WORKS performance of this Agreement) in such a manner as to reasonably facilitate the tracking and record keeping necessary to properly determine in an orderly and efficient manner all payments required hereunder.

          In the event that TRELLIX conducts or has conducted an examination, audit or inspection of records and, as a result of such examination, audit, or inspection of records, it is determined that there are unreported amounts payable to TRELLIX, such amounts shall be deemed to be payable when due and VIA NET.WORKS shall immediately pay to TRELLIX such payments and any interest due thereon. In addition, if the unreported payments exceed fifteen percent (15%) of the amounts actually due, VIA NET.WORKS shall reimburse TRELLIX for its costs and expenses in conducting such examination, audit, inspection of records.

9.  INTELLECTUAL PROPERTY RIGHTS

    9.1 VIA NET.WORKS acknowledges that all right, title, and interest in and to the Software and any extensions or modifications created pursuant to this Agreement (including, without limitation, all rights under any applicable patents, copyrights, trademarks, trade secrets, and mask works) belongs to and shall remain the exclusive property of TRELLIX or its subsidiaries, affiliates or licensors. To the extent permitted by applicable law, VIA NET.WORKS agrees that it shall not, either directly or indirectly, dispute or challenge the ownership or any such rights of TRELLIX, during or at any time after expiration or termination of this Agreement.

    9.2 VIA NET.WORKS agrees that it shall not alter, remove or conceal any copyright, trademark, trade name, or other proprietary rights or commercial markings which may appear on any copies of the Software.

    9.3 VIA NET.WORKS shall not, during or at any time after the expiration or termination of this Agreement, use or adopt any trademark, trade name or commercial designation that may be mistaken for or confused with the trademarks, trade names, and other proprietary rights or commercial markings of TRELLIX.

    9.4 VIA NET.WORKS shall not, either directly or indirectly, deposit or register the Software with any governmental agency or entity for any purpose or make any claim, whether in TRELLIX's name or otherwise, with any governmental agency or entity for copyright, trademark, patent, or any other form of intellectual property protection.

    9.5 VIA NET.WORKS at the expense of TRELLIX, use commercially reasonable effort to TRELLIX in maintaining the validity and enforceability of the intellectual property of TRELLIX during the term of this Agreement.

    9.6 VIA NET.WORKS and its affiliates shall not use any of the trademarks of TRELLIX in any manner that will prejudice their distinctiveness or validity, or otherwise affect the goodwill of any TRELLIX trademark.

10.  CONFIDENTIALITY AND NON-DISCLOSURE

     10.1 As used in this Section 10, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding the foregoing designation requirements, the source code underlying the Software shall be deemed to be Confidential Information of TRELLIX. VIA NET.WORKS and its affiliates shall also protect the confidentiality of any third party software contained in the Software in the same fashion that it is required to protect the Software itself.

     10.2 Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, provided, however, that in no event shall such degree of care be less than reasonable in light of general industry practice.

     10.3 Notwithstanding the foregoing, neither party shall have liability to the other with regard to any Confidential Information of the other which:

           (i) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver;

           (ii) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

           (iii) is disclosed with the prior written approval of the disclosure;

           (iv) was independently developed by the receiver without any use of the Confidential Information;

           (v) becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver; or

          (vi) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide prompt notice thereof to enable the discloser to seek a protective order to otherwise prevent such disclosure.

     10.4 Each party shall use all reasonable efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees to enforce compliance with the provisions of this
          Section 10 by its directors, officers, employees, and any third party having access to the other party's Confidential Information.

     10.5 VIA NET.WORKS and its affiliates agree to notify TRELLIX promptly in writing of the existence of any circumstances surrounding unauthorized access, disclosure, distribution, possession, alteration, transfer, reproduction or use of the Software or any portions thereof.

     10.6 Each party agrees that in the event of any breach of this Section 10 by the other party hereto, there shall be no adequate remedy at law and therefore such party shall be entitled to seek injunctive and/or other equitable relief, in addition to any other remedies afforded by law.

11.  INDEMNIFICATION

     11.1 TRELLIX shall defend, at its expense, VIA NET.WORKS and its affiliates from and against claims brought by third parties alleging that the Software infringes any (i) patent issued on or before the Effective Date, (ii) trademark issued on or before the Effective Date,
          (iii) copyright, or (iv) trade secret, and shall indemnify VIA NET.WORKS against all damages assessed against VIA NET.WORKS as part of a final judgment or settlement thereof. In addition, should the Software become, or in TRELLIX's opinion be likely to become, the subject of a claim of infringement, TRELLIX shall (a) obtain for VIA NET.WORKS the right to continue using the Software pursuant to the terms and conditions of this Agreement, (b) replace or modify the Software so that it becomes noninfringing but functionally equivalent, or if TRELLIX determines that neither of the foregoing is commercially reasonable, (c) provide for the return to VIA NET.WORKS of an amount equal to the fees paid by VIA NET.WORKS to TRELLIX for all copies of the Software subject to the claim of infringement, provided that VIA NET.WORKS and its affiliates returns to TRELLIX all such copies in its possession, upon which the licenses granted for the Software in this Agreement in the infringing jurisdiction shall terminate. Such indemnification obligation shall not apply to any claim based on (A) software not claimed to be owned or developed by or on behalf of TRELLIX, (B) the combination of the Software with other products not claimed to be owned or developed by or on behalf of TRELLIX, (C) software supplied by TRELLIX in accordance with VIA NET.WORKS designs, specifications, or instructions, or (D) arising from the failure of VIA NET.WORKS and its affiliates to use updated Software provided by TRELLIX for avoiding such infringement.

     11.2 If VIA NET.WORKS seeks indemnification pursuant to this Section 11 from or against the assertion of any claim by a third person (a "Third Person Assertion"), it shall give prompt notice to TRELLIX, provided,
                                                                      --------
          however, that failure to give prompt notice will not relieve TRELLIX
          -------
          of any liability hereunder (except to the extent that TRELLIX has suffered actual material prejudice by such failure).

     11.3 Within ten (10) business days of receipt of notice from VIA NET.WORKS or its affiliates pursuant to Section 11.2 hereof, TRELLIX shall have the right, exercisable by written notice to VIA NET.WORKS, to assume the defense of a Third Person Assertion. If TRELLIX assumes such defense, TRELLIX may select counsel, which shall be reasonably acceptable to VIA NET.WORKS.

     11.4 If TRELLIX (a) does not assume the defense of any Third Person Assertion in accordance with Section 11.3 hereof; (b) having so assumed such defense, unreasonably fails to defend against such Third Person Assertion; or (c) has been advised by the written opinion of counsel to VIA NET.WORKS that the use of the same counsel to represent both TRELLIX and VIA NET.WORKS would present a conflict of interest, then, upon ten (10) days' written notice to TRELLIX, VIA NET.WORKS may assume the defense of such Third Person Assertion. In such event, VIA NET.WORKS shall be entitled under this Section 11 as part of its damages to indemnification for the costs of such defense.

     11.5 The party controlling the defense of a Third Person Assertion, will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other party, which consent shall not be unreasonably withheld.

     11.6 TRELLIX and VIA NET.WORKS (and each of its affiliates, as applicable) shall cooperate in the defense or prosecution of any Third Person Assertion. TRELLIX or VIA NET.WORKS, as the case may be, shall have the right to participate, at its own expense, in the defense or settlement of any Third Person Assertion.

     11.7 THE FOREGOING STATES THE ENTIRE LIABILITY OF TRELLIX TO VIA NET.WORKS OR ANY OF ITS AFFILIATES AND ANY AND ALL THIRD PARTIES, WHETHER FOR DAMAGES OR OTHERWISE, FOR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT, PATENT, TRADEMARK, TRADE SECRET, OR OTHER INTELLECTUAL PROPERTY RIGHT.

     11.8 If a claim has been made that the Software infringes any (i) patent,
          (ii) trademark, (iii) copyright, or (iv) trade secret, and to the extent that

          TRELLIX is exposed to liability therefrom arising from VIA NET.WORKS continued use or distribution of the Software, TRELLIX may in its discretion terminate the rights and licenses granted hereunder with respect to the Software.

12.  VIA NET.WORKS WARRANTY

     12.1 VIA NET.WORKS represents and warrants that it has full power and authority to enter into this Agreement and to bind each of its subsidiaries hereunder, and that it and each of its subsidiaries to whom it sub-licenses the Software hereunder shall perform its respective obligations hereunder in compliance with all applicable laws and in a manner so as not to violate this Agreement or the rights of any third party. VIA NET.WORKS shall indemnify, defend, and hold TRELLIX and its subsidiaries and affiliates harmless from and against any and all liability, loss, or claim (including reasonable legal fees) resulting from any suit or proceeding that may be brought against TRELLIX or its subsidiaries and affiliates to the extent that such claims relate to the VIA NET.WORKS breach of this warranty or its obligations under this Agreement and shall indemnify TRELLIX against any loss or damage arising out of or in connection with any breach of the terms of this Agreement or any sublicense hereunder by any subsidiary of VIA NET.WORKS.

13.  LIMITED WARRANTY

     13.1 SOFTWARE WARRANTY: FOR A PERIOD OF 90 DAYSAFTERRECEIPT BY VIA NET.WORKS OF THE SOFTWARE (PROVIDED THAT SUCH PERIOD SHALL NOT RUN DURING ANY TIME THE SOFTWARE REQUIRES ANY MAINTENANCE PATCHES OR UPDATES) FOLLOWING THE DATE OF THIS AGREEMENT, THE SOFTWARE WILL ACHIEVE THE FUNCTIONALITY DESCRIBED IN THE DOCUMENTATION, OTHERWISE TRELLIX AND ITS SUPPLIERS MAKE NO WARRANTIES WHATSOEVER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRELLIX SPECIFICALLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF TITLE, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. NO EMPLOYEE, AGENT, DEALER, OR RESELLER IS AUTHORIZED TO MAKE ANY ADDITIONAL WARRANTIES OR MODIFY THE FOREGOING LIMITED WARRANTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, TRELLIX DOES NOT WARRANT THAT THE SOFTWARE WILL MEET ALL OF VIA NET.WORKS OR ITS AUTHORIZED DEALERS' OR END-USERS' REQUIREMENTS; WILL OPERATE IN ALL OF THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE VIA NET.WORKS OR ITS AUTHORIZED DEALERS OR END-

          USERS; OR THAT THE OPERATION OF THE SOFTWARE WILL BE ERROR FREE OR UNINTERRUPTEDVIA NET.WORKS HEREBY WAIVES ALL WARRANTIES OR CONDITIONS NOT SPECIFICALLY SET FORTH HEREIN.

          The Software is Year 2000 compliant.

               Year 2000 compliance means that the product, when used in accordance with its documentation, will be capable upon installation of accurately processing, providing and/or receiving date data from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap year calculations, through 2035. This Year 2000 compliance definition does not apply to the extent that the Software interoperates or exchange date-related data with other software, hardware, firmware, or data that is not Year 2000 compliant.


     13.2 THIRD PARTY HARDWARE WARRANTY: Any Third Party Hardware is subject to the Third Party Hardware manufacturer's warranty terms and conditions. TRELLIX is not responsible for and makes no warranties with respect to any Third Party Hardware.

     13.3 TRELLIX represents and warrants that it has full power and authority to enter into this Agreement, and that it shall perform its obligations hereunder in compliance with all applicable laws and in a manner so as not to violate the rights of any third party. TRELLIX shall indemnify, defend, and hold VIA NET.WORKS and its subsidiaries and affiliates harmless from and against any and all liability, loss, or claim (including reasonable legal fees) resulting from any suit or proceeding that may be brought against VIA NET.WORKS or its subsidiaries and affiliates to the extent that such claims relate to the TRELLIX breach of this warranty or its obligations under this Agreement.

     13.4 TRELLIX warrants that it owns all rights and interest in and to the Software (including but not limited to all intellectual property and marketing and distributing rights) as is necessary to provide VIA NET.WORKS with the license rights set forth herein.

14.  LIMITATION OF LIABILITY

     14.1 TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND EXCEPT FOR DAMAGES ARISING OUT OF EITHER PARTY'S BREACH OF SECTIONS 2, 4.4, 4.5, 4.6, 9 and 10 OF THIS AGREEMENT, IT IS EXPRESSLY AGREED THAT EACH PARTY'S MAXIMUM LIABILITY FOR DAMAGES HEREUNDER, REGARDLESS OF THE FORM OF LEGAL ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL IN

          NO EVENT EXCEED THE UNPAID LICENSE OR OTHER FEES ACCUMULATED HEREUNDER, THE ACTUAL PAYMENTS RECEIVED BY TRELLIX OR THE SOFTWARE AND ANY SERVICES PROVIDED BY TRELLIX TO VIA NET.WORKS HEREUNDER. IN ADDITION, TO THE EXTENT PERMITTED BY APPLICABLE LAW EXCEPT FOR DAMAGES ARISING OUT OF EITHER PARTY'S BREACH OF SECTIONS 2, 4.4, 4.5, 4.6, 9 and 10 OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
          (I) ANY SPECIAL, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR MULTIPLE DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS, LOSS OF REVENUE, OR LOSS OF DATA, EVEN IF ADVISED OF THE POSSIBILITY THEREOF, (II) ANY CLAIM AGAINST VIA NET.WORKS BY ANY THIRD PARTY, EXCEPT AS PROVIDED IN SECTION 11 ABOVE, OR (III) ANY DAMAGES WHATSOEVER RESULTING FROM A FORCE MAJEURE, AN ACT OF A THIRD PARTY, OR CIRCUMSTANCES INVOLVING NO FAULT ON EITHER PARTIES BEHALF.

          THE FOREGOING SHALL NOT IN ANY WAY LIMIT THE LIABILITY OF EITHER PARTY HERETO RELATING TO DAMAGES ARISING OUT OF EITHER PARTY'S BREACH OF SECTIONS 2, 4.4, 4.5, 4.6, 9 and 10 OF THIS AGREEMENT.


15.  TERMINATION

     15.1 This Agreement shall continue in full force and effect for twelve (12) months from the Effective Date unless earlier terminated in accordance with this Section 15. Thereafter, this Agreement shall renew automatically for additional one year term(s) unless written notice of nonrenewal is given by a party hereto at least thirty (30) days prior to the expiration of the initial or any renewal term.

     15.2 Either party may terminate this Agreement in the event of a material breach of this Agreement by the other party, which breach is not cured within thirty (30) days after written notice by the non-breaching party. Notwithstanding the foregoing, the Company may terminate this Agreement immediately without a cure period in the event that VIA NET.WORKS or any of its affiliates breaches Sections 4.4, 9.1 and 10 hereof.

     15.3 Subject to Section 15.7 hereof, upon any expiration or termination of this Agreement, VIA NET.WORKS and each of its affiliates shall promptly (i) discontinue all use of the Software; (ii) erase or destroy any Software contained in any software cartridge, computer memory or data storage apparatus under the control of VIA NET.WORKS and its affiliates; (iii) return to TRELLIX all tangible copies of the Software in VIA

          NET.WORKS and its affiliates possession; (iv) cease to use the trademarks, trade names, and commercial markings of TRELLIX; (v) advise any customers who seek to obtain the Software from VIA NET.WORK that VIA NET.WORKS is no longer authorized to market and distribute or support the Software; and (vi) at the request of TRELLIX certify in writing to TRELLIX, within thirty (30) days after receipt of such notice that VIA NET.WORKS and its affiliates have complied with the foregoing.

     15.4 The expiration or termination of this Agreement shall be without prejudice to the rights of End-Users to continue to use the Software in accordance with the terms of the End-User License Agreements with TRELLIX.

     15.5 Sections 1, 9, 10, 13, 16, and 17, hereof shall survive any expiration or termination of this Agreement. In addition, any payment obligations of a party hereto outstanding as of the date of any expiration or termination of this Agreement shall survive such expiration or termination.

     15.6 Notwithstanding anything contained herein to the contrary, the license granted to VIA NET.WORKS pursuant to Section 2.2 hereof shall survive so long as any End-User of VIA NET.WORKS continues to use the Software and VIA NET.WORKS continues to pay the Hosting Bounty with respect to such End User. Thereafter VIA NET.WORKS shall be required to fully comply with Section 15.3 hereof.

16.  MISCELLANEOUS

     16.1 The parties agree that any notice which is required to be given hereunder shall be in writing in the English language and shall be delivered by courier service or mailed by prepaid registered post addressed to the parties at their respective addresses as provided herein.

     16.2 Any waiver of any term or condition of this Agreement shall only be deemed to have been made if expressed in writing by the party granting such waiver. The failure or neglect by either party to enforce, in any one or more instances, any of the terms and conditions of this Agreement shall not be construed as a waiver of the future performance of any such term or condition, or any other terms or conditions of this Agreement.

     16.3 In the event that a particular provision of this Agreement is held by a court of competent jurisdiction to be invalid, such provision shall be severed from the Agreement and shall not affect the validity of this Agreement as a whole or any of its other provisions. The parties hereto agree to replace such invalid provision with a new provision that has the most nearly similar permissible, economic, or other effect.

     16.4 Except for payment obligations, neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of services resulting directly or indirectly from acts of God, civil or military authority, war, riots, civil disturbances, accidents, fire, earthquakes, flood, strikes, lockouts, labor disturbances, court or governmental order, or any other cause beyond the reasonable control of such party. Each party agrees to provide the other with notice upon becoming aware of an event of force majeure, such notice to contain details of the circumstances giving rise to the event of force majeure. If a default due to an event of force majeure shall continue for more than twelve (12) consecutive weeks, then the party not in default shall be entitled to terminate this Agreement. Except for payment obligations, neither party shall have any liability whatsoever to the other in respect to the termination of this Agreement as a result of an event of force majeure.

     16.5 This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts without regard to conflict of law rules which would cause the laws of any other jurisdiction to apply The parties hereto expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods from this Agreement and any transaction that may be entered into between the parties in connection with this Agreement.

17.  ASSIGNMENT

     17.1 This Agreement is for the benefit of and shall bind the parties hereto and their respective successors and assigns, provided, however, that neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred, in whole or in part, by either party hereto or to any third party without prior written consent.

18.  ENTIRE AGREEMENT

     18.1 This Agreement and each Appendix attached hereto (each of which is incorporated herein by reference) constitutes the entire understanding between the parties, and supersedes all prior discussions, representations, understandings or agreements whether oral or in writing between the parties with respect to the subject-matter of this Agreement. In the event of any inconsistency between the main body of this Agreement and any Appendix, the terms and conditions of the main body shall prevail. Any modification or amendment to this Agreement must be in writing signed by and on behalf of both parties, provided, however, that the forms of End-User License Agreements may be amended solely by TRELLIX.

19.  FURTHER ASSURANCES

     20.1 Each party hereto shall execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such instruments and take such other action as may be necessary or advisable to carry out its obligations hereunder and to implement the terms and conditions of this Agreement.

20.  HEADINGS

     21.1 The headings in this Agreement are for convenience of reference only and shall have no bearing on the construction or interpretation of this Agreement.

21.  COUNTERPARTS

     21.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized representatives as of the Effective Date.


TRELLIX CORPORATION                VIA NET.WORKS, INC.

/s/ Don Bulens                     /s/ Matt Nydell
-----------------------            -------------------------------
(Authorized Signature)             (Authorized Signature)

Don Bulens                         Matt Nydell
-----------------------            -------------------------------
(Name in Print)                    (Name in Print)

President and Chief                Vice Pres., General Counsel
Executive Officer                  and Secretary
-----------------------            -------------------------------
(Title)                            (Title)


June 30, 1999                      June 30, 1999
-----------------------            -------------------------------
(Date)                             (Date)

                                  Appendix A
                                  ----------


Territory -  Worldwide

Software - Trellix Web for VIA NET.WORKS

                                  Appendix B
                                  ----------

                          End User License Agreement

                                  Appendix C
                                  ----------

[Support policy and Standards]

                                  Schedule I
                                  ----------

  Section
 Reference         Item                              Description
================================================================================
1.11         Hosting Bounty       VIA NET.WORKS will provide TRELLIX a monthly
             Reporting            report containing that information described
                                  in Attachment A. The report will identify the
                                  location of all web sites hosted by VIA
                                  NET.WORKS that, at such time qualify for
                                  bounty payments. VIA NET.WORKS may from time
                                  to time update the report to reflect accounts
                                  with discontinued service as long as an audit
                                  trail is maintained for verification by
                                  TRELLIX or a third party. Discontinued service
                                  includes but is not limited to web sites
                                  discontinued by the End-User, web sites
                                  discontinued by VIA NET.WORKS for non-payment,
                                  or web sites not then maintained using the
                                  TRELLIX software.

4.1          Marketing Costs      To be furnished under separate cover

4.10         Trellix Trademark    To be furnished under separate cover
             and Tradenames

4.11         Trellix Trademark    To be furnished under separate cover
             and Tradenames

8.1          Product Royalty      The Product Royalty shall be $0.00 for so long
                                  as VIA NET.WORKS distributes the Software for
                                  free; thereafter, the Product Royalty shall be
                                  90% of the license fee for the Software
                                  charged by VIA NET.WORKS. If VIA NET.WORKS
                                  `bundles' the Software with other software and
                                  VIA NET.WORKS charges for such bundled
                                  software product, the Product Royalty shall be
                                  agreed between TRELLIX and VIA NET.WORKS prior
                                  to distribution.

8.2          TRELLIX              The Trellix Hosting Bounty shall be due and
             Hosting Bounty       payable to TRELLIX every other month beginning
                                  with the first day of the second month after
                                  the effective date of this Agreement. Except
                                  for the first payment which shall cover the
                                  first month


                                  after the effective date, each bi-monthly payment will cover the two month period beginning three months prior to the due date.

                                  For each site created with Trellix Web VNE, in whole or in part, or with other versions of TRELLIX that has one-step publish to VIA
                                  NET.WORKS companies, VIA NET.WORKS will pay
                                  TRELLIX for as long as the site is hosted on VIA NET.WORKS hosting service a commission as follows:

                                  [See attached]

8.3          Participation Fee    If, within 30 days of the date of this
                                  Agreement, VIA NET.WORKS is selected by
                                  Hewlett Packard as the preferred Trellix Web
                                  Hosting Partner for versions of the Software
                                  to be bundled on Hewlett Packard machines, VIA
                                  NET.WORKS shall pay to Trellix $50,000.
                                  $10,000 of this Participation Fee shall be
                                  credited against the TRELLIX Hosting Bounty as
                                  it becomes due and payable.

8.4          VIA NET.WORKS        U-NET Limited; Artinternet S.A., GTN mBH
             Subsidiaries

                                 FEE SCHEDULE

As of the date of this Agreement, the Interbank exchange rate for Dollars to Euros is .9681
As of the date of this Agreement, the Interbank exchange rate for GBP ((Pounds)) to Euros is 1.5389
As of the date of this Agreement, the Interbank exchange rate for to GBP ((Pounds)) to US$ is 1.5885


For each package of Web-hosting services offered by a VIA NET.WORKS subsidiary to End-Users, VIA NET.WORKS shall pay TRELLIX as follows:

--------------------------------------------------------------------------------
                                         Web-Hosting Bounty Fee (monthly)
--------------------------------------------------------------------------------
One Year/ Annual End-User            US$             Euro        GBP ((Pounds))
charge                           equivalent       equivalent     equivalent
--------------------------------------------------------------------------------
*(Pounds)250/Euro 307.78        15% annual         15% annual     15% annual
                                  charge              charge        charge
--------------------------------------------------------------------------------
(Pounds)$200-250/Euro 307.78-        5                 4.8405        3.147
 -384.725________
--------------------------------------------------------------------------------
**(Pounds)200/Euro307.78             4                 3.8724        2.518
--------------------------------------------------------------------------------

* More than
** Less than

The Euro equivalent for charges and Web-Hosting Bounty fee shall be applicable for Euro compliant countries, GBP equivalent for the UK, and US$ equivalent for all others.

The Web-Hosting Bounty Fee shall be payable by VIA NET.WORKS to TRELLIX as noted above in US$ only. The amount payable shall be determined by calculating the aggregate monthly fees payable by VIA NET.WORKS subsidiaries in the appropriate currencies as noted in the chart above and applying the Euro to Dollar and GBP to Dollar Interbank exchange rate (as applicable) in effect as of five (5) business days prior to each date the Web-Hosting Bounty Fee is due and payable to TRELLIX. VIA NET.WORKS shall make payment to TRELLIX by wire transfer to the TRELLIX bank with the following wire instructions:

--------

--------

At the request of either party, the US Dollar/Euro/GBP exchange rate will be reviewed on a quarterly basis to determine whether any adjustments to the above table should be made to account for material changes in currency equivalencies in order to ensure that the economics of this Agreement do not materially change for either party.

                                 Attachment A

Trellix Web WPP Provisioning Information
----------------------------------------
This document outlines the data that is required to be sent to Trellix on a monthly basis to record sites created by the software hosted on VIA companies Servers.

 .  WPP must provide a Web site for the user to sign-up.  This is a Trellix branded Web site
 .  WPP must also give us a Publish URL:  Used to publish end user site
 .  WPP must also provide us a URL where we can go to review the usage log

Usage Log
Any user interaction needs to be logged. This includes both Sign-up and Publish. Publish will be logged twice, once at the beginning of Publish and once at the end. The log is used for accounting or audit purposes, and is also a place that we can identify possible technical problems. The log should be a comma delimited format that is acceptable to MS Access.

The log format should be as follows:

 .  Date/time stamp: date and time transaction completed
 .  Site name: end user or WPP assigned domain name
 .  Event: 0 = register, 1 = start publish, 2 = end publish
 .  SKU: Trellix SKU identifying version and language